SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2009

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01- Entry into a Material Definitive Agreement.

On September 23, 2009, DigitalPost Interactive, Inc. ("DigitalPost") entered into a 2-year agreement with Lucidiom, Inc. ("Lucidiom"), one of the largest providers of flexible and brand-independent photo kiosk solutions.

Under the terms, DigitalPost agrees to provide, host, and maintain a new digital family media-sharing service based on its TheFamilyPost.com service which Lucidiom agrees to launch through its kiosks located at retail stores worldwide. The new online service will enable Lucidioms customers to enjoy their own, personalized family website that can be used to share a lifetime of photos, professional portraits, videos, stories, family tree and more.

DigitalPost agrees to pay Lucidiom 50% of the ongoing monthly net fees received by DigitalPost for active, paying customer subscriptions during the term of the agreement.

Further, Lucidiom agrees to make the family website platform accessible through its PhotoFinale website, which its customers can log in to create and manage their family website.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and Lucidiom, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       September 29, 2009